801 Capitola/Heat Biologics

EXHIBIT 10.48

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made as of _________________________ 2014, by and between ARE-100/800/801 CAPITOLA DRIVE, LLC, a Delaware limited liability company ("Landlord"), and HEAT BIOLOGICS, INC., a Delaware corporation ("Tenant").

RECITALS

A.

Landlord and Tenant are parties to that certain Lease Agreement dated as of January 24,  2014 as amended by that certain First Amendment to Lease Agreement dated February 28, 2014 (as amended, the "Lease").  Pursuant to the Lease, Tenant leases approximately 5,303 rentable square feet (“Original Premises”) in a building located at 801 Capitola Drive, Durham, North Carolina.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.

Landlord and Tenant desire, subject to the terms and conditions set forth below, to among other things, expand the Original Premises to include approximately 676 rentable square feet of space as shown on Exhibit A hereto (“Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Expansion Premises.  Commencing on the Expansion Premises Commencement Date (as defined in Section 4 below), the Premises shall be deemed to include the Expansion Premises and Exhibit A to the Lease shall be deemed to include Exhibit A to this Second Amendment.

2.

Amendments to the Definitions.  Effective as of the Expansion Premises Commencement Date, the defined terms “Premises”, “Rentable Area of Premises” and “Tenant’s Share of Operating Expenses Building” shall be deleted in the entirety and replaced with the following:

“Premises:

That portion of the Building (i) located in Bay 12 containing approximately 5,303 rentable square feet, and (ii) commonly known as Office 205 containing approximately 676 rentable square feet, each as shown on Exhibit A.”

“Rentable Area of Premises: 5,979”

“Tenant’s Share of Operating Expenses Building: 9.88%”

3.

Base Rent.

a.

Tenant shall continue to pay Base Rent with respect to the Original Premises as set forth in the Lease until the Expansion Premises Rent Commencement Date.  Commencing on the Expansion Premises Commencement Date, Tenant shall pay Base Rent for the Premises (Expansion Premises and the Original Premises) at the rate of $24.24 per rentable square foot, per annum (as may be adjusted pursuant to Section 4 of the Lease).

b.

Notwithstanding the foregoing, provided that Tenant is not then in Default, Base Rent payable for the Expansion Premises shall be deemed abated for the first 5 full calendar months after the Expansion Premises Commencement Date (“Expansion Premises Base Rent

801 Capitola/Heat Biologics

Abatement”).  For avoidance of doubt, during the Expansion Premises Base Rent Abatement, Tenant shall continue to pay Base Rent payable for the Original Premises, Tenant’s Share of Operating Expenses (9.88%) and all other charges (other than Base Rent payable for the Expansion Premises) as set forth in the Lease.  The administration rent set forth in Section 5 of the Lease shall not be abated and shall be based on the amount of Base Rent that would have been payable but for the Expansion Premises Base Rent Abatement.   Notwithstanding anything to the contrary herein, the adjustment in the Base Rent as set forth in Section 4  of the Lease shall be based on the full and unabated amount of Base Rent payable immediately prior to any Adjustment Date.

4.

Delivery of the Expansion Premises.  Landlord shall use reasonable efforts to deliver the Expansion Premises to Tenant on or before November 1, 2014 (“Delivery” or “Deliver”) with Landlord’s Work (defined below) substantially complete.  If Landlord fails to timely Deliver the Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease with respect to the Expansion Premises shall not be void or voidable.  For the purposes of this Section 4, “Landlord’s Work” shall mean the work to be done within the Expansion Premises shown on Exhibit A hereto using Building standard materials, as determined by Landlord.  Other than Landlord’s Work, Landlord shall have no obligation to perform any work at the Building in connection with Tenant’s occupancy or obtain any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein.

The “Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Expansion Premises to Tenant.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date when the same is established in a form substantially similar to the form of the "Acknowledgement of Commencement Date" attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as set forth in this Second Amendment, if applicable: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment installed in the Expansion Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment installed in the Expansion Premises, but the cost of any such extended warranties shall be borne solely by Tenant.  Landlord shall promptly undertake and complete, or cause to be completed, all punch list items in connection with Landlord’s Work.

The Expansion Premises shall be used only for the Permitted Use under the Lease in compliance with the provisions of Section 7 thereof.

5.

Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker") in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Synergy Commercial Advisors and Cresa Carolinas.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers specifically

801 Capitola/Heat Biologics

named in this Section 5, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

6.

Miscellaneous.

a.

This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.

This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.

This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d.

Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment.  In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.

[Signatures are on the next page.]

801 Capitola/Heat Biologics

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:

ARE-100/800/801 CAPITOLA, LLC,

a Delaware limited liability company

By:

ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By:

ARE-QRS CORP., a Maryland corporation,

general partner

                         By:

_________________________

                         Its:

_________________________

TENANT:

HEAT BIOLOGICS, INC.,
a Delaware corporation

By:

______________________________________

Its:

______________________________________

801 Capitola/Heat Biologics

EXHIBIT A

Expansion Premises

[See Attached]

4" FIBERGLASS INSULATION ABOVE CEILING
ADDITIONAL OFFICE
DEMISING WALLS TO BE INSULATED
NEW CASED OPENING
ALL WORK IS CONFINED TO THE NEW OFFICE, NO WORK IN EXISTING SUITE
COLD ROOM
CORRIDOR
ELEC
COMMON LAB
TISSUE CULTURE
TISSUE CULTURE
FUTURE
TOILET
TOILET
COPY WORK
OPEN OFFICE
SENIOR SCIENTIST
LOBBY
CORRIDOR
CONFERENCE
CSO
SENIOR SCIENTIST
SENIOR SCIENTISTS
BAY 11
BAY 12
0' 2' 4' 8' 16' 32 FEET

A1 PROPOSED HEAT EXPANSION

SCALE: 3/32" = 1'-0"

1111 Oberlin Road
Raleigh, NC 27605

Tel: 919.832.6658
Fax: 919.836.2256
www.id-arp.com

DATE 23 SEPT 2014

DRAWING NUMBER

CC-03

# BUILDING 801- BAY 12

801 CAPITOLA DRIVE
DURHAM, NORTH CAROLINA